IN THE UNITED STATES DISTRICT COURT
                   FOR THE EASTERN DISTRICT OF PENNSYLVANIA

             ---------------------------------x

             NORFOLK SOUTHERN CORPORATION, a  :
             Virginia Corporation, ATLANTIC   :
             ACQUISITION CORPORATION, A       :
             Pennsylvania corporation AND     :
             KATHRYN B. McQUADE,              :
                                              :
                                 Plaintiffs,  :
                                              :
                       v.                     :
                                              :    C.A. No. 96-CV-7167
             CONRAIL INC. a Pennsylvania      :
             corporation, DAVID M. LEVAN, H.  :
             FURLONG BALDWIN, DANIEL B.       :
             BURKE, ROGER S. HILLAS, CLAUDE   :
             S. BRINEGAR, KATHLEEN FOLEY      :
             FELDSTEIN, DAVID B. LEWIS, JOHN  :
             C. MAROUS, DAVID H. SWANSON, E.  :
             BRADLEY JONES, AND RAYMOND T.    :
             SCHULER AND CSX CORPORATION,     :
                                              :
                                 Defendants,  :
                                              :
             ---------------------------------x

                         PLAINTIFFS MOTION TO DISMISS
                            DEFENDANTS COUNTERCLAIM

                  Pursuant to Rule 12(b)(6) of the Federal Rules of Civil Procedure, plaintiffs Norfolk Southern Corporation, Atlantic Acquisition Corporation, and Kathryn B. McQuade hereby move that Defendants Counterclaim against them be dismissed with prejudice for failure to state a claim for which relief may be granted.

                  In support of their motion, plaintiffs rely upon the accompanying memorandum of law.



                                 Respectfully Submitted:

                                 ________________________
                                 Mary A. McLaughlin
                                 I.D. No. 24923
                                 George G. Gordon
                                 I.D. No. 63072
                                 Dechert, Price & Rhoads
                                 4000 Bell Atlantic Tower
                                 1717 Arch Street
                                 Philadelphia, PA  19103
                                 (215) 994-4000
                                 Attorneys for Plaintiffs

        Of Counsel:

        Steven J. Rothschild
        SKADDEN, ARPS, SLATE, MEAGHER & FLOM
        One Rodney Square
        P.O. Box 636
        Wilmington, DE  19899
        (302) 651-3000

        DATED:  December 23, 1996